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EXHIBIT 23(a)

CONSENT OF CROWE CHIZEK AND COMPANY LLC

        We hereby consent to the incorporation by reference in the Form S-8 Registration Statement No. 33-30582 of First Federal Financial Corporation of Kentucky of our report dated January 16, 2004 on the consolidated financial statements of First Federal Financial Corporation of Kentucky as of December 31, 2003 and 2002, and June 30, 2002 and for the year ended December 31, 2003, the six-month period ended December 31, 2002 and each of the two years in the period ending June 30, 2002 as included in the registrant's annual report on Form 10-K.

Crowe Chizek and Company LLC

Louisville, Kentucky
March 12, 2004

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CONSENT OF CROWE CHIZEK AND COMPANY LLC